Exhibit 3.9

ARTICLES OF INCORPORATION
OF
DOLTON EXTRUSION COMPANY, INC.

The undersigned, for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin Statutes, adopts the following Articles of Incorporation:

Article 1

The name of the corporation is DOLTON EXTRUSION COMPANY, INC.

Article 2

The period of existence shall be perpetual.

Article 3

The purpose for which the corporation is organized is to carry on and engage in any lawful activity for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

Article 4

The aggregate number of shares of stock which the corporation shall have authority to issue is Fifty-Six Thousand (56,000), consisting of one class only designated as “Common Stock,” with a par value of One Dollar ($1.00) per share.

Article 5

The address of the initial registered office of the corporation is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, in Milwaukee County.

Article 6

The name of the corporation’s initial registered agent at such address is Harry L. Wallace.

Article 7

The number of directors constituting the initial Board of Directors shall be two (2) and thereafter the number of directors shall be such number (one or more) as is fixed from time to time by the By-Laws.

Article 8

The names of the initial directors are Bruce L. Milligan and Daniel R. Milligan.

Article 9

Any and all preemptive rights of shareholders to acquire additional shares of the corporation’s stock, whether presently or hereafter authorized, are specifically denied.

Article 10

These Articles may be amended pursuant to the By-Laws of this corporation and as authorized by law at the time of amendment.

Article 11

The name and address of the incorporator is Steven R. Barth, Foley & Lardner, Suite 3800, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Executed in triplicate this 3rd day of July, 1984.

/s/ Steven R. Barth
Steven R. Barth, Incorporator

STATE OF WISCONSIN	)
) SS.
COUNTY OF MILWAUKEE	)

Personally came before me this 3rd day of July, 1984, the above-named Steven R. Barth, to me known to be the person who executed the foregoing instrument and acknowledged the same.

[Notary Seal]	/s/ [ILLEGIBLE]
Notary Public, State of Wisconsin
	My Commission:	November 18, 1984

This instrument was drafted and should be returned to Steven R. Barth, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

2

Steven R. Barth
FOLEY & LARDNER
777 East Wisconsin Ave.
Milwaukee, WI 53202

*** FOR USE ON AND AFTER JANUARY 1, 1991 ***
Form 4 Secretary of State WISCONSIN 11/90	ARTICLES OF AMENDMENT Stock (for profit)

A.	Name of Corporation:	Dolton Extrusion Company, Inc.
(prior to any change effected by this amendment)
Text of Amendment:
Article 1
The name of the corporation is DOLTON ALUMINUM COMPANY, INC.
B.	Amendment(s) to the articles of incorporation adopted on	May 8, 1992.
(date)
Indicate the method of adoption by checking the appropriate choice below:
☐ By the Board of Directors (In accordance with sec. 180.1002, Wis. Stats.)
OR
☒ By the Board of Directors and Shareholders (In accordance with sec. 180.1003. Wis. Stats.)
OR
☐ By Incorporators or Board of Directors, before issuance of shares (In accordance with sec. 180.1005, Wis. Stats.)

C.	Executed on behalf of the corporation on	June 1, 1992
(date)

/s/ William J. Abraham, Jr.
(signature)

William J. Abraham, Jr.
(printed name)

Assistant Secretary
(title)

D.	This document was drafted by	Mark P. Fogarty, Foley & Lardner
(name of individual required by law)

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

Printed on Recycled Paper

ARTICLES OF AMENDMENT Stock (for profit)

Mark P. Fogarty	á Please indicate where you would like the acknowledgement copy of the filed document sent. Please include complete name and mailing address.
Foley & Lardner
777 East Wisconsin Avenue, Suite 3700
Milwaukee, Wisconsin 53202

Your phone number during the day: (414) 289 - 7809

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846. The original must include an original manual signature (sec. 180.0120(3)(c), Wis. Stats.)

A.                      State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s).

If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.                        Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003 Wis. Stats. for specific information.

By Incorporators or Board of Directors - Before issuance of shares - Sec sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for

C.                        Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

D.                       If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped “FILED” will be sent to the address indicated above.

Ss. 180.0502, 181.0502, 183.0105(2) & 183.1008, Wis. Stats.	State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services

REGISTERED AGENT and/or REGISTERED OFFICE CHANGE

(for use by domestic and foreign corporations, nonstock corporations and limited liability companies)

1.	Dolton Aluminum Company, Inc.
(name of the corporation or limited liability company. If a foreign entity is licensed under a fictitious name in Wisconsin, set forth the fictitious name)

2.	The corporation/limited liability company submitting this statement is organized under the laws of (Check X one)

	☒ Wisconsin OR ☐		(name the foreign state or country)

3.	This statement is submitted for the purpose of changing the corporation/limited liability company’s registered agent and/or registered office inWisconsin to be:

New (or continuing) registered AGENT in Wisconsin:

National Corporate Research, Ltd.

New (or continuing) registered OFFICE in Wisconsin:

C/O Dane County Title Company, Inc., 901 S. Whitney Way
(complete street address of registered office)

	Madison,	, Wisconsin	53711
(ZIP code)

4.	The street address of the registered office and the business office of the registered agent, as changed or continued, are identical.

5.	Executed on	April 17, 01	/s/ Robert B. Leckie
	(Date)		(Signature)

	Select and mark ☒ below the appropriate title of the person executing the document.		Robert B. Leckie
(Printed name)

	For a corporation		For a limited liability company
	Title: ☐ President OR ☒ Secretary		Title: ☐ Member OR ☐ Manager
or other officer title

FILING FEE - $10.00. SEE instructions, suggestions and procedures on following page.

DFI/CORP/13 (R5/99) Use of this form is voluntary.

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